Exhibit 99.(d)(1)(C)

[Form of Stock Option Grant Notice Used in Connection with the Option Exchange Program]

ZUMIEZ INC.

STOCK OPTION GRANT NOTICE

In connection with a separate Offer to Exchange Certain Stock Options for New Stock Options dated [              ], Zumiez Inc. (the “Company”), hereby grants to                                    (the “Optionholder”) a Nonstatutory option to purchase the number of shares of the Company’s common stock, no par value per share, (the “Common Stock”), as set forth below (the “New Option”) in exchange for Optionholder surrending Optionholder’s previously granted option to purchase                            shares of Common Stock at an exercise price of $           (referred to as the “Old Options”).  In connection with the exchange the Old Options are hereby terminated.  This New Option is granted pursuant to the terms of the Company’s 2005 Equity Incentive Plan (“Equity Plan”), except as modified by this Grant Notice.  This New Option is subject to all the terms and conditions as set forth herein and the Stock Option Agreement and the Notice of Exercise, all of which are attached hereto and incorporated herein by reference in their entirety.

Optionholder
Date of grant
Number of Shares Subject to New Option
Exercise Price (per share)	$
Expiration Date
Vesting Commencement Date

Vesting Schedule:  New Options shall vest over        years, with       % vesting on the anniversary of the date of grant.

Payment:                         By one or a combination of the following items that are checked below (as described in the Stock Option Agreement):

☒ By cash or check

☒ Pursuant to a Regulation T Program, if the Shares are publicly traded

☒ By delivery of already-owned shares, if the Shares are publicly traded

Additional Terms/Acknowledgements:  The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Equity Plan, the Stock Option Agreement and the Notice of Exercise. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Equity Plan and the Stock Option Agreement set forth the entire understanding between Optionholder and the Company regarding the termination of the Old Options and the acquisition of the New Options and supersede all prior oral and written agreements on that subject.

Zumiez Inc.		Optionholder:

By:
	Signature		Signature
Title:		Date:
Date:

Attachments:  Stock Option Agreement, Equity Plan and the Notice of Exercise